EXHIBIT 23.4

                          CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. in Appendix B to this Registration Statement No. 333-30988 on Form S-4 of NBT Bancorp Inc. ("NBT") and Joint Proxy Statement to be filed with the Securities and Exchange Commission in connection with the proposed Consolidation of NBT and Pioneer American Holding Company Corp. and to the references to the work completed by our firm as financial advisor to NBT, therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ McConnell, Budd & Downes, Inc.
March 30, 2000



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